Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

First Quarter 2011 Financial Results

53% Growth in License Revenue Year-Over-Year

VIENNA, Va., May 4, 2011 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended March 31, 2011 (the first quarter of its 2011 fiscal year).

First quarter 2011 revenues were $122.0 million versus $93.4 million for the first quarter of 2010, a 31% increase. Product licenses revenues for the first quarter of 2011 were $27.4 million versus $18.0 million for the first quarter of 2010, a 53% increase. Product support and other services revenues for MicroStrategy’s core business intelligence (BI) business in the first quarter of 2011 were $87.8 million versus $71.3 million for the first quarter of 2010, a 23% increase.

Operating expenses for the first quarter of 2011 were $87.8 million versus $64.2 million for the first quarter of 2010, a 37% increase. During the first quarter of 2011, MicroStrategy capitalized $3.8 million in costs associated with the development of its MicroStrategy 9.2 software, while no software development costs were capitalized during the first quarter of 2010. The increase in operating expenses was primarily due to an increase in the Company’s worldwide employee headcount and related expenses.

Net income for the first quarter of 2011 was $1.1 million, or $0.10 per share on a diluted basis, compared to $6.9 million, or $0.56 per share on a diluted basis, for the first quarter of 2010.

For the first quarter of 2011, MicroStrategy recorded a benefit for income taxes from operations of $0.6 million, as compared to a provision for income taxes from operations of $3.6 million for the first quarter of 2010. The decrease in income taxes in the first quarter of 2011 was primarily attributable to a decrease in income from operations before income taxes, stronger results outside the U.S., a favorable settlement with the U.K. tax authority, and a discrete benefit recorded due to provision adjustments.

As of March 31, 2011, MicroStrategy had cash and cash equivalents of $203.1 million versus $174.1 million as of December 31, 2010, an increase of $29.0 million. As of March 31, 2011, MicroStrategy had 8,012,950 shares of class A common stock and 2,694,362 shares of class B common stock outstanding.

MicroStrategy Positioned in the “Leaders” Quadrant of Gartner’s 2011 Magic Quadrant for Business Intelligence Platforms Report:

Gartner, Inc. has positioned MicroStrategy in the “Leaders” quadrant in the 2011 “Magic Quadrant for Business Intelligence Platforms” report. According to Gartner, “[o]rganizations continue to turn to BI as a vital tool for smarter, more agile, and efficient business.” Gartner describes Leaders as “vendors that are reasonably strong in the breadth and depth of their BI platform capabilities, and can deliver on enterprisewide implementations that support a broad BI strategy. Leaders articulate a business proposition that resonates with buyers, supported by the viability and operational capability to deliver on a global basis.” A copy of the Gartner report is available, compliments of MicroStrategy, at http://www.microstrategy.com/Gartner.

MicroStrategy 9.2 Now Generally Available:

The latest release of the MicroStrategy platform, MicroStrategy 9.2, was made generally available on March 30, 2011. MicroStrategy 9.2 offers a major new feature, Visual Insight, which helps business people explore data to get the answers they need quickly and without assistance from their information technology (IT) teams. In addition, the latest release includes significant new features that allow organizations to embed even more information in rich interactive dashboards and further extend MicroStrategy’s performance at the highest scales of user populations and database sizes.

From Data to Insight in 30 Minutes – Visual Insight gives business people a simple, powerful, and faster way to analyze data. In less than 30 minutes, business people can uncover insights that lay buried in tabular data by using highly interactive data visualizations, and without any support from IT. Visual Insight is designed to allow business people to answer business questions on their own, avoiding the lengthy process of report specification and design.

Visual Insight lets business people analyze data from across the enterprise, regardless of where it resides. Users can access data from a full spectrum of data stores, ranging from massive enterprise data warehouses, to distributed departmental databases, to financial databases, and even to data that resides on the individual’s desktop computer and in Excel spreadsheets. Visual Insight allows users to create simple, multi-tabbed “insight dashboards” that can present many different views of a business issue. These dashboards can be saved and shared so colleagues can access them and benefit from the analysis.

To see a demonstration of the new Visual Insight data exploration capabilities, visit http://www.microstrategy.com/bi-visual-insight.

Richer Interactive Dashboards – The enhancements in MicroStrategy 9.2 provide more user interactivity, data visualizations, and information content within a single dashboard. New dashboard selector controls allow users to navigate through analytical workflows faster and switch more easily between dashboard information panels. Business people can now analyze geographical data in their dashboards using MicroStrategy’s Connector for Google Maps™. New pop-up information windows deliver additional business insights. In addition, business people can now access their dashboards using the Google Chrome™ and Apple Safari® browsers, in addition to Mozilla Firefox® and Microsoft Internet Explorer®.

New Features for High Performance Operation – MicroStrategy 9.2 offers features that provide higher performance to end users and at the highest levels of usage. New incremental in-memory update features allow companies to avoid refreshing the entire in-memory data store in favor of simply updating the changed portions of data, which frees up processing time and allows companies to pre-position more data into high-speed memory. MicroStrategy 9.2 includes a capability to automatically redirect queries to in-memory data stores when the data originates from multidimensional data sources, including SAP® BW, Microsoft® Analysis Services, IBM Cognos® TM1, and Oracle® Essbase. In addition, MicroStrategy 9.2 offers the ability to automatically and transparently combine multidimensional data with relational data and retain full analytical capabilities, including drilling, sorting, pivoting, adding thresholds, aggregating, and adding calculations.

MicroStrategy’s New Public Interest and Industry Apps for the iPad and iPhone:

In March, MicroStrategy announced that it has added multiple public interest and industry apps to its MicroStrategy Mobile™ App, which is available on the iTunes® App Store. The free apps are built with MicroStrategy’s easy-to-use Mobile App platform and are available for both the iPad® and iPhone®.

Public Interest Apps:

•

The Airline Performance App, based on data from the Bureau of Transportation Statistics, lets consumers analyze more than 11 million flights, see air traffic to and from any origin city in U.S. airspace, monitor on-time performance of airports by day of week and time of day, assess airline carriers by flight route and travel time, and understand the best days and times to fly.

•

The Bank Performance App uses publically available data from the FDIC, and enables consumers to analyze the top 100 banks in the U.S. and rank them by 10 different key financial metrics, explore bank performance to see trends, and review top and bottom ranked banks using the leaders and laggards analytical model.

•

The Hospital Quality App helps consumers locate the closest hospitals and compare quality rankings along several measures, analyze state hospital rankings, and compare the top 300 national hospitals across key metrics. The Hospital Quality App data is from the Department of Health and Human Services and the Centers for Medicare and Medicaid Services.

Industry Apps:

•

The Telecommunications Channel App shows how different product and service channels (e.g., web, in-store, and call centers) are used by customers and their impact on revenue. Business people can make rapid, data-driven decisions to improve customer retention and increase revenue, whether in meetings, visiting the customer service center, or standing in the store.

•

The Retail Management App allows buyers and merchandise managers to accelerate shipments by evaluating top-selling products, make markdown decisions based on seasonal sell-through, cancel shipments for bottom-selling products, and communicate more effectively with vendors.

•

The Casino Management App enables casino operators to view the most important metrics pertaining to the operational performance of their properties, including financial performance, gaming activity levels and revenues, daily table and slot performance, entertainment and promotions, and lodging operations.

To download the MicroStrategy Mobile iPad App and explore these new apps, visit http://itunes.apple.com/us/app/microstrategy-mobile-for-ipad/id382821025?mt=8. To download the MicroStrategy Mobile iPhone App, visit http://itunes.apple.com/us/app/microstrategy-mobile/id376256699?mt=8.

New Customers and New Deals with Existing Customers in Q1 2011 Included:

Aperia Solutions; Barclays Bank; Blue Cross and Blue Shield of Kansas City; British Columbia Ambulance Service; Canadian Institute for Health Information; Chiquita Brands; Cisco Systems; Communications Media; Constellation Energy Group; DirecTV; DirecTV Argentina; Fiat Auto Argentina; Five Below; Fraser Health Authority; Global Blue Singapore; Groupon; Hachette Book Group; Heartland Payment Systems; Jetsetter; Liz Claiborne Canada; Marketwire; McDonald's Corporation; MedStar Health; Menards; Michaels Stores; Nagase; Nationwide Mutual Insurance Company; Sears Holdings Management Corporation; Sonic Automotive; Staples; Starwood Hotels & Resorts Worldwide; Student Conservation Association; Time Inc.; Toys R Us; Transportation Security Administration; Tuesday Morning; University of Miami; Visiting Nurse Services of New York; Vonage Network; VMware; and Whole Foods Market Services.

Examples of Customer Deals from Q1 2011:

Blue Cross and Blue Shield of Kansas City

Blue Cross and Blue Shield of Kansas City is the largest commercial health insurance provider in the Kansas City area, offering products and services to nearly one million members. Blue Cross and Blue Shield of Kansas City recently chose MicroStrategy as its new enterprise business intelligence solution to more effectively analyze its operational, clinical, and customer metrics. MicroStrategy will be used to provide consistent reporting and analytics, enabling Blue Cross and Blue Shield of Kansas City to uncover new revenue streams, enhance provider programs and incentives, and reduce healthcare costs while improving quality of care. Blue Cross and Blue Shield of Kansas City selected MicroStrategy for its leadership in the business intelligence industry, healthcare expertise, low total cost of ownership, high performance at scale, and superior visualization capabilities.

Groupon

Groupon, (http://www.groupon.com), is the original daily deal site offering unbeatable discounts to 70 million subscribers in more than 500 markets across the world. Groupon will use MicroStrategy to analyze its daily deals and gain a deeper understanding of consumer behavior by examining the types of goods and services purchased, discounts offered, location, and purchaser demographics. The MicroStrategy-based reports and dashboards will give Groupon visibility into trends that can help to optimize and maximize the deals for improved performance. Groupon relies on a leading edge data infrastructure, including Hadoop and a cloud-based BI architecture, to deliver data at a rapid pace while still managing large amounts of data. MicroStrategy’s ability to leverage these technologies will enable Groupon to quickly and reliably deliver data insights across the company.

Nagase

Nagase, a leading global source of products and services for chemicals, plastics, electronics, and health care, selected MicroStrategy for enhanced reporting and analytics. MicroStrategy will be used by Nagase executives and the sales and finance teams located at 20 offices across Japan as well as outside the country. Nagase selected MicroStrategy for its ability to seamlessly report on, analyze, and monitor data contained in SAP BW. In addition, Nagase chose MicroStrategy for its ease-of-use, scalability, and strong reputation as a global business intelligence provider.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy software enables leading organizations worldwide to analyze the vast amounts of data stored across their enterprises to make better business decisions. The MicroStrategy Platform delivers actionable information to business users via the web and mobile devices, including the iPad®, iPhone®, and BlackBerry®. Companies choose MicroStrategy for its ease-of-use, sophisticated analytics, and superior data and user scalability. MicroStrategy offers free reporting software that can be downloaded from its website. To learn more about MicroStrategy (Nasdaq: MSTR), visit www.microstrategy.com and follow us on Facebook (http://www.facebook.com/microstrategy) and Twitter (http://www.twitter.com/microstrategy).

MicroStrategy, MicroStrategy 9, and MicroStrategy Mobile are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of acceptance in the market of the MicroStrategy Mobile application platform; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products, such as new or modified products the Company may seek to develop as a result of its high performance initiatives; market acceptance of new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; impairment charges that may be required with respect to the Company’s damaged corporate aircraft and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)	(unaudited)
Revenues
Product licenses	$27,380	$17,954
Product support and other services	94,649	75,436

Total revenues	122,029	93,390

Cost of Revenues
Product licenses	1,908	1,915
Product support and other services	31,253	19,709

Total cost of revenues	33,161	21,624

Gross profit	88,868	71,766

Operating Expenses
Sales and marketing	51,511	33,387
Research and development	12,998	12,331
General and administrative	23,281	18,460

Total operating expenses	87,790	64,178

Income from operations before financing and other income and income taxes	1,078	7,588

Financing and Other (Expense) Income
Interest income, net	82	102
Other (expense) income, net	(631)	2,849

Total financing and other (expense) income	(549)	2,951

Income from operations before income taxes	529	10,539
(Benefit) provision for income taxes	(605)	3,638

Net income	$1,134	$6,901

Basic earnings per share (1)	$0.11	$0.58

Weighted average shares outstanding used in computing basic earnings per share	10,671	11,890

Diluted earnings per share (1)	$0.10	$0.56

Weighted average shares outstanding used in computing diluted earnings per share	11,045	12,303

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2011	2010	2011	2010	2011	2010

Revenues
Product licenses	$27,380	$17,954	$—	$—	$27,380	$17,954
Product support and other services	87,849	71,338	—	—	87,849	71,338
Angel.com services	—	—	6,800	4,098	6,800	4,098

Total revenues	115,229	89,292	6,800	4,098	122,029	93,390

Cost of Revenues
Product licenses	1,908	1,915	—	—	1,908	1,915
Product support and other services	28,498	18,155	—	—	28,498	18,155
Angel.com services	—	—	2,755	1,554	2,755	1,554

Total cost of revenues	30,406	20,070	2,755	1,554	33,161	21,624

Gross profit	84,823	69,222	4,045	2,544	88,868	71,766

Operating Expenses
Sales and marketing	48,575	31,887	2,936	1,500	51,511	33,387
Research and development	11,994	11,658	1,004	673	12,998	12,331
General and administrative	22,539	17,946	742	514	23,281	18,460

Total operating expenses	83,108	61,491	4,682	2,687	87,790	64,178

Income (loss) from operations before financing and other income and income taxes	1,715	7,731	(637)	(143)	1,078	7,588

Financing and Other (Expense) Income
Interest income, net	82	102	—	—	82	102
Other (expense) income, net	(593)	2,849	(38)	—	(631)	2,849

Total financing and other (expense) income	(511)	2,951	(38)	—	(549)	2,951

Income (loss) from operations before income taxes	$1,204	$10,682	$(675)	$(143)	$529	$10,539
(Benefit) provision for income taxes					(605)	3,638

Net income					$1,134	$6,901

Basic earnings per share					$0.11	$0.58

Weighted average shares outstanding used in computing basic earnings per share					10,671	11,890

Diluted earnings per share					$0.10	$0.56

Weighted average shares outstanding used in computing diluted earnings per share					11,045	12,303

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31,	December 31,
	2011	2010
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$203,143	$174,097
Restricted cash and short-term investments	313	284
Accounts receivable, net	64,094	82,056
Prepaid expenses and other current assets	22,971	26,751
Deferred tax assets, net	19,231	13,670

Total current assets	309,752	296,858

Property and equipment, net	64,516	65,033
Capitalized software development costs, net	11,170	9,059
Deposits and other assets	5,138	5,587
Deferred tax assets, net	2,964	5,029

Total Assets	$393,540	$381,566

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$35,746	$36,683
Accrued compensation and employee benefits	43,547	60,201
Deferred revenue and advance payments	110,971	89,331
Deferred tax liabilities	190	355

Total current liabilities	190,454	186,570

Deferred revenue and advance payments	8,823	7,878
Other long-term liabilities	40,594	37,946

Total Liabilities	239,871	232,394

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 14,418 shares issued and 8,013 shares outstanding, and 14,351 shares issued and 7,947 shares outstanding, respectively	14	14
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,694 shares issued and outstanding	3	3
Additional paid-in capital	458,715	455,374
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(1,433)	(1,455)
Retained earnings	171,554	170,420

Total Stockholders’ Equity	153,669	149,172

Total Liabilities and Stockholders’ Equity	$393,540	$381,566

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2011	2010

Operating activities:
Net income	$1,134	$6,901
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,618	3,182
Bad debt expense	816	691
Deferred taxes	(1,723)	1,162
Excess tax benefits from stock-based payment arrangements	(1,852)	(12)
Changes in operating assets and liabilities:
Accounts receivable	18,802	11,185
Prepaid expenses and other current assets	3,273	(2,473)
Deposits and other assets	542	781
Accounts payable and accrued expenses	(1,637)	(4,435)
Accrued compensation and employee benefits	(17,707)	(15,276)
Deferred revenue and advance payments	20,298	20,293
Other long-term liabilities	2,644	2,878

Net cash provided by operating activities	28,208	24,877
Investing activities:
Purchases of property and equipment	(4,326)	(1,411)
Capitalized software development costs	(3,776)	—
Insurance proceeds	3,620	—
(Increase) decrease in restricted cash and investments	(18)	275

Net cash used in investing activities	(4,500)	(1,136)
Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	1,490	60
Excess tax benefits from stock-based payment arrangements	1,852	12
Purchases of treasury stock	—	(14,553)

Net cash provided by (used in) financing activities	3,342	(14,481)
Effect of foreign exchange rate changes on cash and cash equivalents	1,996	(2,167)

Net increase in cash and cash equivalents	29,046	7,093
Cash and cash equivalents, beginning of period	174,097	224,769

Cash and cash equivalents, end of period	$203,143	$231,862